Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated December 23, 2009 on the financial statements of IceWeb, Inc. for the years ended September 30, 2009 and 2008, included herein in Amendment No. 3 to the Registration Statement of IceWeb, Inc. on Form S-1, SEC File No. 333-167501, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Sherb & Co., LLP

Certified Public Accountants

Boca Raton, Florida October 15, 2010